SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

August 22, 2006

INTEGRATED MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

Paul D. Hamm
President
Integrated Media Holdings, Inc.
10 Glenlake Parkway, Suite 130
Atlanta, GA 30328
(Address of principal executive offices)

(877)-721-9627
(Registrant’s telephone number, including area code)

ITEM 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Integrated Media Holdings, Inc. resolved that Peter Marcum be appointed to the Integrated Media Board of Directors effective the 22nd day August. The board has also resolved to appoint Harish Shah to the Integrated Media Board of Directors effective on the closing date of the acquisition of Bidchaser Inc. by BCI Acquisition Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: September 14, 2006	By:	/s/ Paul D. Hamm

Title Chief Executive Officer and Chief Financial Officer